EXHIBIT 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS
                    COOPERS & LYBRAND L.L.P.


We consent to the inclusion in this registration statement on
Form S-8 (File No.              ) of our report dated March 15,
                   -------------
1995, except for Note 21, as to which the date is July 19, 1995, on our audits of the consolidated financial statements and the financial statement schedules of Envirodyne Industries, Inc. and Subsidiaries.




COOPERS & LYBRAND L.L.P.
Chicago, Illinois
October 30, 1995